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                [LETTERHEAD OF CAPITAL RESOURCES GROUP, INC.]



                              December 11, 1998



Board of Directors
First Federal Savings Bank
2200 W. Franklin Street
Evansville, Indiana 47712

Dear Board Members:

     We hereby consent to the use of our firm's name, Capital Resources Group, Inc. ("CRG") in the Application for Approval of Conversion filed by First Federal Savings Bank for permission to convert to a capital stock savings bank and references to the Conversion Valuation Appraisal Report ("Report") and the valuation of First Federal Savings Bank provided by CRG. We also consent to the use of our firm's name and references to our Report in the Form S-1 Registration Statement filed by First Bancorp of Indiana, Inc. We also consent to the filing of our Report and our opinion regarding the value of subscription rights as exhibits to such Registration Statement.

                                    Very truly yours,


                                    /s/ Michael B. Seiler
                                    ---------------------
                                    Michael B. Seiler
                                    Senior Vice President